SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[   ] Definitive Information Statement

EP GLOBAL COMMUNICATIONS, INC.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,

or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No:

3) Filing Party:

4) Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

EP GLOBAL COMMUNICATIONS, INC.

C/O Exceptional Parent

551 Main Street

Johnstown, PA  15901

INFORMATION STATEMENT

November 23, 2005

GENERAL INFORMATION

        This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.0001 per share (the "Common Stock"), of EP Global Communications, Inc., a Delaware Corporation (the "Company"), to notify such Stockholders that on or about November 22, 2005, the Company received written consents in lieu of a meeting of Stockholders from holders of 14,382,859 shares representing approximately 61.51% of the 23,382,818 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Amended Articles of Incorporation of the Company (the "Amendment"), pursuant to which the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time shall be increased to (i) five hundred million (500,000,000) shares of common stock at par value of $0.0001.

        On November 21, 2005, the Board of Directors of the Company approved the Amendment, subject to Stockholder approval. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on November 22, 2005 in accordance with the Delaware Business Corporation Act.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

        The Amendment to the Company's Certificate of Incorporation amended the number of shares of stock that the Company shall be authorized to have outstanding at any time shall be (i) five hundred million (500,000,000) shares of common stock at par value of $0.0001 with no preemptive rights.  The form of Certificate of Amendment that will be filed with the Delaware Secretary of State is attached hereto as Exhibit A.

        The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on December 5, 2005, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

        You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

        This Information Statement is being mailed on or about December 6, 2005 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

        The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.

Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2005; June 30, 2005 and March 31, 2005.

2.

Annual Report on Form 10-KSB for the year ended February 28, 2005.

3.

Annual Report on Form 10-KSB for the year ended February 28, 2004.

OUTSTANDING VOTING SECURITIES

        As of the date of the Consent by the Majority Stockholders, November 22, 2005, the Company had 16,055,470 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

         On November 22, 2005, the holders of 14,211,935 shares (or approximately 61.51% of the 23,382,818 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Amendment.  Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

         The DBCA provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

         The following information table sets forth certain information regarding the Company's common stock owned on November 22, 2005 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address of Directors, Officers and 5% Shareholders	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Joseph M. Valenzano, Jr. 6 Pickwick Lane Woodcliff Lake, New Jersey 07677	4,395,441(2)	18.80%
Donald Chadwick 403 River Oaks Drive Rutherford, New Jersey 07070	628,537 (3)	2.69%
William J. Bleil 1521 South Shore Drive Erie, Pennsylvania 16505	1,861,940 (6)	7.96%
Robert J. Salluzzo 204 South Williams Street Johnstown, New York 12095	673,783 (4)	2.88%
Raymond C. Smith 179 Annandale Road Pasadena, California 91105	1,000	*

David Hirsch 602 West Ocotillo Road Phoenix, Arizona 85013	141,130(5)	*
Sigma-Tau Pharmaceuticals Inc. (7) 800 South Frederick Gaithersburg, Maryland 20877	2,206,615	9.44%
Officers and Directors as a Group (6 persons)	7,701,831	32.94%

* - Less than 1%

1.

Based on 23,382,818 shares of common stock issued and outstanding as of October  7, 2005.

2.

Mr. Valenzano’s shareholdings consist of the following: 500,000 shares owned individually; 3,871,048 shares held in an IRA account for Mr. Valenzano; and 24,393 shares held in an IRA account for Patricia Valenzano, Mr. Valenzano’s wife.

3.

Mr. Chadwick’s shareholdings consist of the following: 144,983 shares held individually; 12,800 shares held in a profit sharing plan for Mr. Chadwick; and 220,754 shares held in the name of Cardinal Equity Associates, L.P., a company beneficially owned by Mr. Chadwick. On July 28, 2005, Mr. Chadwick purchased 250,000 of our shares of common stock.  To date, such shares have not been issued and are not included in this calculation.

4.

Mr. Salluzzo’s shareholdings consist of the following: 373,783 shares held individually; and 300,000 shares held by his wife, Mary W. Salluzzo.

5.

Mr. Hirsch’s shareholdings consist of the following: 1,000 shares held individually; 24,393 shares held as a custodian for his minor child, Eythan Hirsch; and 24,393 shares held as a custodian for his minor child, Nathan Hirsch; and 91,344 shares held by the Phoenix Pediatrics Ltd profit Sharing Plan, of which Mr. Hirsch is the trustee and beneficiary.

6.

Mr. Bleil’s shareholdings consist of the following: 1,803,040 shares held individually; 58,900 shares held as trustee for his minor grandchildren.

7.

Gregg LaPointe is a representative of, and has investment control of, Sigma-Tau Pharmaceuticals Inc.

DISSENTER’S RIGHTS OF APPRAISAL

        The Stockholders have no right under the DBCA, the Company’s articles of incorporation consistent withabove or By-Laws to dissent from any of the provisions adopted in the Amendments.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

         The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be sixty million (60,000,000) shares of Common Stock, $.0001 par value.  On November 21, 2005, the Board of Directors approved an amendment to the Articles of Incorporation to authorize five hundred million (500,000,000) shares of Common Stock.  The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On November 22, 2005, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent.

         The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize 4400,000,000 additional shares of Common Stock.  The Board of Directors believes that it is prudent to have the new class of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. Specifically, the increase in authorized shares is necessary based upon the recent financing completed by the Company. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

        This new class of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desirs to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

EFFECTIVE DATE OF AMENDMENTS

        Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Certificate of Incorporation with the Delaware Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on December 26, 2005.

By Order of the Board of Directors

 /s/  Joseph Valenzano

Joseph Valenzano

President, Chief Executive Officer and Director

Exhibit A

STATE OF DELAWARE

CERTIFICATION OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

EP GLOBAL COMMUNICATIONS, INC.

A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST:   That at a meeting of the Board of Directors of EP Global Communications, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate if Incorporation of this corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which the corporation shall have authority to issue is Five Hundred Million (500,000,000) shares. The par value of each of such shares is one one-hundredth of one cent ($.0001) dollars. The board of Directors is expressly vested with the authority to fix the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions on any shares issued by the corporation.

SECOND:   That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:   That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said EP Global Communications, Inc. has caused this certificate to be signed by Joseph Valenzano, an Authorized Officer, this    day of December, 2005.

By:   /s/

Joseph Valenzano

Authorized Officer

Title: President

Name: Joseph Valenzano

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